Exhibit 32.1

18 U.S.C. Section 1350 Certifications

Charles L. Smith and David A. Anderson, being the Chief Executive Officer and Chief Financial Officer, respectively, of ThermoView Industries, Inc., hereby certify as of this 31st day of March, 2005, that the Form 10-Q\A for the Quarter ended September 30, 2004, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of ThermoView Industries, Inc.

By: /s/ Charles L. Smith
Charles L. Smith,
Chief Executive Officer

By: /s/ David A. Anderson
David A. Anderson,
Chief Financial Officer